Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Evergreen Select Equity Trust:

We consent to the use of our report, dated September 28, 2009, with respect to the financial statements of the Evergreen Equity Index Fund, a series of the Evergreen Select Equity Trust, as of July 31, 2009, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2010